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                                                               EXHIBIT EX-99.j.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2004 (except for the reclassifications referred to in Note 9 to the financial statements, for which the date is November 1, 2004), relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to the Board of Trustees and Shareholders of AB Funds Trust (consisting of Flexible Income Fund, Growth & Income Fund, Capital Opportunities Fund, Global Equity Fund, Flexible Income Fund I, Growth & Income Fund I, Capital Opportunities Fund I, Global Equity Fund I, Money Market Fund, Low-Duration Bond Fund, Medium Duration Bond Fund, Extended Duration Bond Fund, Equity Index Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund and International Equity Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 1, 2004


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